                                                                    EXHIBIT 21.1
                        SUBSIDIARIES OF THE REGISTRANT


                                      State or Other
                                      Jurisdiction of
                                     Incorporation or                             Other Name
            Name of Subsidiary         Organization                    Under Which Subsidiary Does Business
            ------------------         ------------                    ------------------------------------

Qwest Communications Corporation/(1)/......   Delaware              (a)  Qwest Communications Corporation d/b/a
                                                                         Qwest Communications The Power of Connections
                                                                    (b)  Qwest Communications Corporation of
                                                                         Delaware
                                                                    (c)  Qwest Communications d/b/a The Power of
                                                                         Connections
                                                                    (d)  Qwest Communications The Power of
                                                                         Connections, Inc.
Qwest Corporation..........................   Colorado                                   None
SuperNet, Inc..............................   Colorado                                   None
Phoenix Network, Inc.......................   Delaware                                   None
Phoenix Telecom, Inc.......................   Delaware                                   None
Phoenix Network, Inc. of                      New Hampshire                              None
New Hampshire..............................
Phoenix Network Acquisition Corp...........   Delaware                                   None
Phoenix TNC Corporation....................   Delaware                                   None
AmeriConnect, Inc..........................   Delaware                                   None
EUet International Limited.................   United Kingdom                             N/A
Qwest B.V..................................   The Netherlands                            None
KPNQwest B.V...............................   The Netherlands                            None
LCI International, Inc.....................   Delaware                                   None
LCI International Telecom Corp.............   Delaware                                   None
LCI International of Virginia, Inc.........   Virginia                                   None
LCI California Assets, LLC.................   Delaware                                   None
LCI International Management Services, Inc.   Delaware                                   None
LCI Telecom UK, Ltd........................   United Kingdom                             None
LCI SPC I, Inc.............................   Delaware                                   None
LCI International CA, Inc..................   Delaware                                   None
#1056974 Ontario Inc.......................   Ontario                                    None
USLD Communications Corp...................   Delaware                                   None
USLD Communications, Inc...................   Texas                                      None
U.S. Long Distance, Inc....................   Texas                                      None
U.S. Long Distance, Corp...................   Texas                                      None
Megas Plus Dialing Inc.....................   British Columbia                           None
Qwest Internet Solutions, Inc..............   Delaware                                   None

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/(1)/ Qwest Communications Corporation also uses the trade name "SP
Construction Services."